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   Temporary Certificate - Exchangeable for Definitive Engraved Certificate
                           When Ready for Delivery

  NUMBER                                                  SHARES

COMMON STOCK             LCA LOGO            SEE REVERSE FOR CERTAIN DEFINITIONS
                                                               CUSIP 501801 10 4


                                LCA GROUP INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT



IS THE OWNER OF


            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK
                       (PAR VALUE $.01) OF LCA GROUP INC.


transferable on the books of this Corporation or by offering upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof the said Corporation has issued this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

                             LCA GROUP INC.
Dated:                         CORPORATE
                                 SEAL
                                 1987
                               DELAWARE


[Signature Illegible]                                    [Signature Illegible]
      SECRETARY                                          CHAIRMAN OF THE BOARD


COUNTERSIGNED AND REGISTERED
    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                        TRANSFER AGENT
                                                         AND REGISTRAR
BY
                                                  AUTHORIZED SIGNATURE